UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 2, 2015

TransCoastal Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-14665	75-2649230
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4975 Voyager Drive, Dallas, Texas		75237
(Address of principal executive offices)		(zip code)

Registrant’s telephone number, including area code: (972) 818-0720

4975 Voyager Drive, Dallas, Texas	75237
(zip code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On April 2, 2015, TransCoastal Corporation (the "Company") entered into the Ninth Amendment to Loan Agreement and Forbearance Agreement (the "Ninth Amendment") with Melody Business Finance, LLC (the “New Lender”). The Ninth Amendment amended the Eighth Amendment to Loan Agreement and Forbearance Agreement dated February 20, 2015, pursuant to which the New Lender assumed the Loan Agreement dated May 2011 with Green Bank N.A. The Ninth Amendment increased the principal amount of the note to $16,729,200.78 and extended the maturity date to June 1, 2015. The New Lender has agreed to extend forbearance on all existing events of default, as listed in the Ninth Amendment, as well as certain anticipated events of default during the forbearance period, which was extended to June 1, 2015.

The foregoing description of the Ninth Amendment is qualified in its entirety to the text of the Ninth Amendment, which is attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
Exhibit 10.1	TransCoastal Corporation-Melody Business Finance Amended Forbearance Agreement dated effective April 2, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 6, 2015

TransCoastal Corporation

By:	/s/ Stuart G. Hagler
Name: Stuart G. Hagler,
Title: CEO

EXHIBIT INDEX

Exhibit No.	Description
Exhibit 10.1	TransCoastal Corporation-Melody Business Finance Amended Forbearance Agreement dated effective April 2, 2015.